Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 6, 2007, relating to the consolidated financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in CSK Auto Corporation’s Annual Report on Form 10-K/A filed on August 15, 2007.

/s/ PricewaterhouseCoopers LLP
Phoenix, Arizona December 19, 2007